AMERIGON INCORPORATED
                              ---------------------
                                   ("Company")

                   EMPLOYEE COMBINATION INCENTIVE/NONQUALIFIED
                   -------------------------------------------
                             STOCK OPTION AGREEMENT
                             ----------------------

THIS OPTION AGREEMENT is between the Company and the Optionee named below and evidences the Company's grant to the Optionee of a Combined Incentive/ Nonqualified Stock Option to purchase a number of shares of the Company's Common Stock. The Option is granted pursuant to and subject to the Company's 1997 Stock Incentive Plan (the "PLAN") and the Terms and Conditions for Stock Options Granted Under the Plan (the "TERMS"), incorporated herein by this reference.

OPTIONEE:                                       EXERCISE PRICE
          -----------------------               PER SHARE: $              1
NUMBER OF SHARES:                1                          --------------
                  ---------------
GRANT DATE:                                     EXPIRES:                  2
            ---------------------                        -----------------

VESTING SCHEDULE: The options shall become vested as to 25% of the total number of shares of common stock subject to each option on the one year anniversary of the grant date.1,2 The remaining 75% of the total number of shares of common stock subject to each option shall vest in 36 substantially equal monthly installments, with the first installment vesting on the one-month anniversary date of the grant date following the month in which the one year anniversary of the grant date occurs and each of the 35 remaining installments vesting on the last day of each of the 35 months thereafter.1,2 The options granted are intended to be treated as Incentive Stock Options.3


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1 Subject to adjustment under Section 5.2 of the Plan.

2 Subject to early termination if the Optionee's employment terminates or in certain other circumstances. See Sections 3 through 5 of the Terms and Sections
1.6 and 6.2 of the Plan for exceptions and additional details regarding possible early termination of the Option.

3 The ISO limit is a maximum of $100,000 divided by the applicable exercise price in any calendar year for this option and any other options intended as ISOs under any other plan of the company or any parent or subsidiary. NOTWITHSTANDING THE INTENTION TO TREAT THESE OPTIONS AS ISOS, IF THESE OPTIONS, WHEN COMBINED WITH ANY OTHER ISO THAT VESTS IN THE APPLICABLE CALENDAR YEAR, RESULTS IN THE AGGREGATE AMOUNTS VESTING EXCEEDING THE ISO LIMIT, THESE OPTIONS WILL BE TREATED AS BEING ACQUIRED UPON EXERCISE OF A NONQUALIFIED STOCK OPTION TO THE EXTENT OF ANY AMOUNT OF SHARES EXCEEDS SUCH LIMIT.

------------------
Optionee accepts the Option and agrees to and acknowledges receipt of a copy of the Plan and the Terms.

AMERIGON INCORPORATED                     AGREED AND ACKNOWLEDGED:
---------------------                     -----------------------
(a California corporation)
                                          -----------------------------------
By:                                       (Optionee's Signature)
     -------------------------------

Its:
     -------------------------------
                                          -----------------------------------
                                          (Address)
                                          -----------------------------------
                                          (City, State, Zip Code)

NOTE: WITH RESPECT TO OPTIONEES WHO ARE ALSO 10% SHAREHOLDERS OF THE COMPANY ON THE GRANT DATE, THE EXERCISE PRICE OF THE ISO MUST BE AT LEAST 110% OF THE FAIR MARKET VALUE ON THE GRANT DATE AND THE TERM OF THE OPTION MUST BE NO LONGER THAN FIVE YEARS. ANY OPTION GRANTED TO SUCH A 10% SHAREHOLDER THAT DOES NOT MEET THESE REQUIREMENTS WILL BE RENDERED A NONQUALIFIED STOCK OPTION.


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


                               CONSENT OF SPOUSE
                               -----------------



      In consideration of the execution of the foregoing Stock Option Agreement by the Company, I, the spouse of the employee named above, join with my spouse in executing this Agreement and agree to be bound by all of the terms and provisions of this Agreement and of the Plan.


Date:
      -------------------------                 ----------------------------
                                                Signature of Spouse


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


                            TERMS AND CONDITIONS FOR
                            ------------------------
                COMBINATION INCENTIVE/NONQUALIFIED STOCK OPTIONS
                ------------------------------------------------
                   GRANTED UNDER THE 1997 STOCK INCENTIVE PLAN
                   -------------------------------------------


        1. EXERCISABILITY OF OPTION. The Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock of the Company as set forth in the Option Agreement. The Option may be exercised only to the extent the Option is exercisable and vested, and, during the Optionee's lifetime, only by the Optionee.

                (a) CUMULATIVE EXERCISABILITY. To the extent the Optionee does not in any year purchase all the shares that the Optionee may then exercise, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased until the Option terminates or expires.

                (b) NO FRACTIONAL SHARES. Fractional share interests shall be disregarded, but may be cumulated.

                (c) MINIMUM EXERCISE. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

        2. METHOD OF EXERCISE OF OPTION. To the extent exercisable, the Option may be exercised by the delivery to the Company of a written notice from the Optionee stating the number of shares to be purchased pursuant to the Option and accompanied by payment in the full amount of the purchase price of the shares and amounts required to satisfy any applicable withholding taxes in one or a combination of the following methods:

                (a) in cash or by electronic funds transfer, or by check payable to the order of the Company;

                (b) by notice and third party payment in such manner as may be authorized by the Committee; and

                (c) by the delivery of shares that have been held by the Optionee for at least six months, in accordance with Section 2.2(b) of the Plan, unless otherwise provided by the Committee.

        3. CONTINUANCE OF EMPLOYMENT REQUIRED. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 4 below or under the Plan.

        4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. If the Optionee's employment by either the Company or any subsidiary terminates, the Option and all other rights and benefits under this Agreement terminate except that the Optionee may, at any time within the following periods after the date of


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


termination, exercise the Option to the extent the Option was exercisable on the date of termination and has not otherwise expired:

                o Total Disability or death of Optionee -- for a period of 12 months.

                o Termination by the Company or a subsidiary, for any reason other than retirement, Total Disability or death of Optionee -- for a period of 3 months commencing upon the earlier of the date of Optionee's employment terminates or the date the Optionee receives written notice that his or her employment is or will be terminated; or

                o Retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Compensation Committee) -- for a period of 3 months.

Notwithstanding the foregoing post-termination exercise periods, the Option will qualify as an ISO under Section 422 of the Code only if it is exercised within the applicable exercise periods for ISOs and meets all other requirements of the Code for ISOs. In the case of a Total Disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Option must be exercised within three months of the termination date in order to qualify as an "incentive stock option" under Section 422 of the Code. If an Option is not exercised within the applicable exercise periods or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

        5. CHANGE IN SUBSIDIARY'S STATUS; LEAVES OF ABSENCE. If the Optionee is employed by an entity that ceases to be a subsidiary, this event is deemed for purposes of this Agreement to be a termination of the Optionee's employment by the Company other than a retirement, Total Disability or death of Optionee. Absence from work caused by military service, authorized sick leave or other leave approved in writing by the Company or the Committee shall not be considered a termination of employment by the Company for purposes of Section 4; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days.

        6.  ADDITIONAL ISO PROVISIONS.

                (a) ISO VALUE LIMIT. If the aggregate Fair Market Value of Shares with respect to which ISOs (whether granted under this Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000 as measured on the applicable Grant Dates, the limitations of Section 2.3 of the Plan shall apply and to such extent this Option will be rendered a Nonqualified Stock Option.

                (b) NOTICE OF SALE. The Participant agrees to notify the Corporation of any sale or other disposition of any Shares (within 30 days of such disposition) if such sale or disposition of any Shares occurs within two years after the Grant Date or within one year after the date of exercise.


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


                (c) TRANSFERABILITY. In accordance with Section 1.8 of the Plan and the Code, the Option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

                (d) TAX WITHHOLDING. If any portion of the Option is rendered a Nonqualified Stock Option in accordance with the terms hereof, the Participant shall pay or make provision for the payment of any applicable withholding taxes upon exercise of the Option as provided in Section 5.5 of the Plan.

        7. OPTIONEE NOT A STOCKHOLDER. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        8. NO EMPLOYMENT COMMITMENT BY COMPANY. Nothing contained in this Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Optionee's status as an employee at will who is subject to termination without cause, confers upon the Optionee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Optionee's other compensation.

        9. NOTICES. Any notice to be given shall be in writing and addressed to the Company at its principal office, to the attention of the Secretary, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

        10. EFFECT OF AWARD AGREEMENT. The Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

        11. CHOICE OF LAW. The constructive interpretation, performance and enforcement of the Option Agreement and the Option shall be governed by the laws of the State of California.

        12. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan.

        13. PLAN. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan. Unless otherwise expressly provided in these Terms and Conditions, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee's Option Agreement or in a written amendment thereto. If there is any conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a complete copy of the Plan and agrees to be bound by its terms.


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